QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P. for the registration of up to $1,000,000,000 of debt securities, preferred stock, equity stock, Class A Common Stock, warrants or guarantees of Apartment Investment and Management Company and in the Registration Statement on Form S-3 (No. 333-71452) and related Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P. and to the incorporation by reference therein of our reports dated February 12, 2004, except for Notes 22, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedules of Apartment Investment and Management Company and AIMCO Properties, L.P. included in their Annual Reports (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 22, 2004

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS